Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Palatin Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-33569, 333-56605, 333-64951, 333-72873, 333-84421, 333-52024, 333-54918, 333-74990, 333-100469, 333-101764, 333-104370, 333-112908, 333-128585, 333-132369, 333-140648, 333-146392, 333-174251, 333-183837, 333-185113, 333-201821, 333-206003, 333-206047 and 333-226905) on Form S-3 and in the registration statements (Nos. 333-57079, 333-83876, 333-128854, 333-149093, 333-163158, 333-174257, 333-191467, 333-206009, 333-214618, 333-221554 and 333-227354) on Form S-8 of Palatin Technologies, Inc. of our report dated September 28, 2021, with respect to the consolidated balance sheets of Palatin Technologies, Inc. and subsidiary as of June 30, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively, the consolidated financial statements), which report appears in the June 30, 2021 annual report on Form 10-K of Palatin Technologies, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 28, 2021